UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 21, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 21, 2017, Donald Miller, the Chairman of the Board of Directors of OrangeHook, Inc., a Florida corporation (the "Company") invested $150,000 in the Company pursuant to the terms of a promissory note (the "Note") issued under the Company's $7 million debt financing program (the "Debt Financing Program") and the Participation Agreement signed by the Company, Mr. Miller (as a "Noteholder Participant") and other parties to the Participation Agreement, as previously disclosed in the Company's Form 8-K filing on April 6, 2017.  In consideration for the investment by a Noteholder Participant in the Debt Financing Program (in this case, Mr. Miller), the Company: (i) issues an unsecured note to the Noteholder Participant with interest payable quarterly (unless otherwise agreed upon) at a rate of 10% per annum and a two-year maturity date for repayment of all principal and accrued but unpaid interest; (ii) issues the Noteholder Participant a three-year warrant to purchase shares of the Company's common stock equal to 14% of the original principal amount of the note issued to such Noteholder Participant, with an exercise price of $10.00 per share and vesting at a rate of 1/24 per month; and (iii) pays to the Noteholder Participant a participation fee equal to the product of 3.5% multiplied by original principal amount of the Noteholder Participant's note.

Also on June 21, 2017, due to Mr. Miller withdrawing $150,000 in collateral deposits supporting the Company's line of credit at Signature Bank in order to reinvest the same amount in the Debt Financing Program, the Company decreased its line of credit with Signature Bank from $550,000 to $400,000. The decrease in the line of credit and subsequent issuance of the Note to Miller resulted in the reclassification by the Company of the $150,000 from short-term debt to long-term debt.

On June 22, 2017, the Company entered into a Lender Agreement (the "Lender Agreement") with Richard Bernstein ("Bernstein").  Pursuant to the terms of the Lender Agreement, Bernstein agreed to loan the Company a principal amount of $150,000 (the "Loan").  The Loan has a maturity date of July 21, 2017, bears interest at a rate of 20 basis points per day on the outstanding principal balance, and provides for a minimum interest amount of $7,500.  All funds received by the Company must be used to repay the Loan.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.
Prior to entry into the Lender Agreement referenced in Item 1.01 above, the Company repaid all obligations owed to Bernstein under the previous Lender Agreements with Bernstein, dated April 20, 2107.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   June 27, 2017
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer